Exhibit 10.2

FORM OF

KLX INC. LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AWARD AGREEMENT (the “Award Agreement”) is made effective as of                    (the “Date of Grant”) between KLX Inc., a Delaware corporation (the “Company”), and                          (the “Participant”).  Capitalized terms not otherwise defined herein shall have the same meanings as in the KLX Inc. Long-Term Incentive Plan (the “Plan”).

WHEREAS, the Company desires to grant the Restricted Stock Units provided for herein to the Participant pursuant to the Plan and the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                      Grant of the Award.  Subject to the provisions of this Award Agreement and the Plan, the Company hereby grants to the Participant, an aggregate of                                  restricted stock units (the “RSUs”) each entitling the Participant to receive one share of Company common stock (the “Shares”), subject to adjustment as set forth in the Plan.  * (*%) of the RSUs shall be subject to time-based vesting (the “Time-Based RSUs”) and * (*%) of the RSUs shall be subject to performance-based vesting (the “Performance-Based RSUs”).

2.                                      Incorporation of Plan.  The Participant acknowledges receipt of the Plan and represents that the Participant is familiar with its terms and provisions.  This Award Agreement and the RSUs shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Award Agreement, the Plan shall govern.

3.                                      Vesting Schedule.  Subject to the terms and conditions hereof, the Participant shall vest in the RSUs as set forth below, subject to the Participant’s continued employment with the Company or its Subsidiaries on each applicable vesting date except to the extent provided herein, unless previously vested or canceled in accordance with the provisions of the Plan or this Award Agreement.  There shall be no proportionate or partial vesting in the periods prior to each vesting date.  RSUs shall be exercisable only with respect to a whole number of Shares.  The Company shall not be required to issue any fractional Shares and may settle any fractional Shares in cash.

(a)                                 Time-Based RSUs.  *

(b)                                 Performance-Based RSUs.  *

The applicable annual performance targets shall be established by the Committee in writing no later than 90 days after the commencement of each applicable year during the Performance Period for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended and the regulations and guidance promulgated thereunder (the “Code”).

4.                                      Termination of Employment.  Except as otherwise provided in this Award Agreement, all unvested RSUs shall be cancelled immediately without consideration as of the date of the Participant’s termination of employment with the Company for any reason.

5.                                      Change in Control.  [Change in Control vesting provisions to be determined on a case-by-case basis by the Compensation Committee.]

6.                                      Nontransferability of RSUs.  Unless otherwise determined by the Committee in accordance with the terms and conditions of Section 12(a) of the Plan, the RSUs may not be pledged, alienated, assigned or otherwise transferred other than by last will and testament or by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to such terms and conditions as it shall specify, permit the transfer of the RSUs, including, without limitation, for no consideration to a charitable institution or a Permitted Transferee.  Any RSUs transferred to a charitable institution may not be further transferable without the Committee’s approval and, to the extent that any of the RSUs are transferred to a Permitted Transferee, such RSUs shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant to the extent approved by the Committee in accordance with the terms and conditions of Section 12(a) of the Plan.

7.                                      No Rights as a Stockholder.  The RSUs do not entitle the Participant to any of the rights of a stockholder of the Company, including, the right to vote Shares until the Participant or his nominee becomes the holder of record of Shares.

8.                                      Dividends Equivalent Rights.  The Participant shall accumulate dividend equivalent rights on all RSUs in an amount equal to the cash dividends paid with respect to the Shares on each date prior to settlement of the Participant’s RSUs that a cash dividend is paid on Shares.  The dividend equivalent rights shall be held by the Company as a bookkeeping account and shall be subject to the same terms and conditions (including vesting terms) as the corresponding RSUs and shall accumulate and be paid if and when the corresponding RSUs are settled.

9.                                      Settlement of RSUs.  Unless the Participant has executed and not revoked a valid deferral election under the KLX Inc. Deferred Compensation Plan, as amended (the “DC Plan”) (or has elected an alternative investment allocation with respect to RSUs deferred under the DC Plan), settlement of vested RSUs shall be made within thirty (30) days following the applicable vesting date (or such earlier date on which the RSUs vest and settle pursuant to the terms of this Award Agreement; but, except as provided by Section 5 of the Award Agreement with respect to RSUs that constitute deferred compensation subject to Section 409A (if any), in no event later than March 15th of the calendar year immediately following the calendar year in which the applicable vesting date occurs.  Settlement will be made by delivery of Shares.  Notwithstanding the foregoing, the Company shall not be obligated to deliver any Shares if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation, or agreement of the Company with, any securities exchange or association upon which the Shares are listed or quoted.  If the Participant has executed and not revoked a valid deferral election, settlement shall be made in accordance with the DC Plan.

10.                               No Entitlements.

(a)                                 No Right to Continued Employment.  This award is not an employment agreement, and nothing in this Award Agreement or the Plan shall (i)  alter the Participant’s status as an “at-will” employee of the Company, subject to the requirements of any applicable employment agreement, (ii) be construed as guaranteeing the Participant’s employment by the Company or as giving the Participant any right to continue in the employ of the Company during any period (including without limitation the period between the Date of Grant and the applicable vesting date in accordance with  Section 3 hereof) or (iii)  be construed as giving the Participant any right to be reemployed by the Company following any termination of employment.

(b)                                 No Right to Future Awards.  This award of RSUs and all other equity-based awards under the Plan are discretionary.  This award does not confer on the Participant any right or entitlement to receive another award of RSUs or any other equity-based award at any time in the future or in respect of any future period.

(c)                                  No Effect on Future Employment Compensation.  The Company has made this award of RSUs to the Participant in its sole discretion.  This award does not confer on the Participant any right or entitlement to receive compensation in any specific amount for any future fiscal year, and does not diminish in any way the Company’s discretion to determine the amount, if any, of the Participant’s compensation.  In addition, this award of RSUs is not part of the Participant’s base salary or wages and will not be taken into account in determining any other employment-related rights the Participant may have, such as rights to pension or severance pay.

11.                               Taxes and Withholding.

(a) No later than the date as of which an amount with respect to the RSUs first becomes includable in the gross income of the Participant for applicable income tax purposes, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled in Shares, including Shares that are issued in settlement of the award that gives rise to the withholding requirement.  The obligations of the Company to settle the RSUs under this Award Agreement shall be conditional upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including, without limitation, by withholding Shares to be delivered upon settlement.

(b) Notwithstanding Section 11(a) and in furtherance thereof, in the event that the Participant becomes subject to federal employment taxes on this award before the date that this RSU first becomes includable in the gross income of the Participant for income tax purposes, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of such federal employment taxes required by law to be withheld with respect to such amount at such earlier time.

12.                               Securities Laws.  In connection with the grant, vesting or settlement of the RSUs the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Award Agreement.

13.                               Miscellaneous Provisions.

(a)                                 Notices.  Any notice necessary under this Award Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Notwithstanding the foregoing, the Company may deliver notices to the Participant by means of email or other electronic means that are generally used for employee communications.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

(b)                                 Headings.  The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Award Agreement.

(c)                                  Counterparts.  This Award Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d)                                 Entire Agreement.  This Award Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.  They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(e)                                  Amendments.  The Board or the Committee shall have the power to alter, amend, modify or terminate the Plan or this Award Agreement at any time; provided, however, that no such termination, amendment or modification may adversely affect, in any material respect, the Participant’s rights under this Award Agreement without the Participant’s consent.  Notwithstanding the foregoing, the Company shall have broad authority to amend this Award Agreement without the consent of the Participant to the extent it deems necessary or desirable (i) to comply with or take into account changes in or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (ii) to ensure that the RSUs are not subject to taxes, interest and penalties under Section 409A of the Code, (iii) to take into account unusual or nonrecurring events or market conditions, or (iv) to take into account significant acquisitions or dispositions of assets or other property by the Company.  Any amendment, modification or termination shall, upon adoption, become and be binding on all persons affected thereby without the requirement for consent or other action with respect thereto by any such person.  The Committee shall give written notice to the Participant in accordance with Section 13(a) hereof of any such amendment, modification or termination as promptly as practicable after the adoption thereof.  The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the RSUs in any manner that is consistent with the Plan and approved by the Committee.

(f)                                   Section 409A.  (i)  The RSUs are intended to comply with or be exempt from the requirements of Section 409A, and the Plan with respect to this RSU and this Award Agreement shall be administered and interpreted consistent with such intent.  If any provision of the Plan or this Award Agreement would, in the reasonable good faith judgment of the Committee, result or likely result in the imposition on the

Participant of a penalty tax under Section 409A, the Committee may modify the terms of the Plan or this Award Agreement, without the consent of the Participant, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such penalty tax.  This Section 13(f) does not create an obligation on the part of the Company to modify the Plan or this Award Agreement and does not guarantee that the RSUs will not be subject to taxes, interest and penalties under Section 409A.

(ii)                                  Notwithstanding anything to the contrary in the Plan or this Award Agreement, to the extent that the RSUs constitute deferred compensation for purposes of Section 409A and the Participant is a “Specified Employee” (within the meaning of the Committee’s established methodology for determining “Specified Employees” for purposes of Section 409A), no payment or distribution of any amounts with respect to the RSUs that are subject to Section 409A may be made before the first business day following the six (6) month anniversary from the Participant’s “Separation from Service” from the Company (as defined in Section 409A) or, if earlier, the date of the Participant’s death.

(iii)                               The actual date of settlement of the RSUs shall be within the sole discretion of the Company.  In no event may the Participant be permitted to control the year in which settlement occurs.

(g)                                  Successor.  Except as otherwise provided herein, this Award Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any Permitted Transferee pursuant to Section 6 hereof.

(h)                                 Choice of Law.  Except as to matters of federal law, this Award Agreement and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida (other than its conflict of law rules).

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IN WITNESS WHEREOF, the parties have executed this Award Agreement as of the date first written above.

KLX INC.

By:
Name:
Title:

[Signature Page – Restricted Stock Unit Award Agreement]